Exhibit 33.3

Management Assessment of Compliance with SEC Regulation AB Criteria

Management of the Higher Education Loan Authority of the State of Missouri (MOHELA) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission (SEC) relating to the servicing of the student loan asset-backed transactions and securities for which MOHELA provides sub-administrator and sub-servicer services (the Platform) as of and for the six-month period ended December 31, 2024. Appendix A attached hereto identifies the outstanding student loan asset-backed securities transactions defined by management as constituting the Platform.

MOHELA has assessed its compliance with the applicable servicing criteria as of and for the six-month period ended December 31, 2024. In making this assessment, MOHELA used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. MOHELA has determined that servicing criterion 1122(d)(1)(v) is applicable to the activities MOHELA performs with respect to the Platform for all transactions and securities in the Platform, including those issued on or before November 23, 2015 for which compliance was previously assessed under other servicing criteria, as applicable, for the assessment as of and for the six-month period ended December 31, 2024.

Based on such assessment, MOHELA believes that, as of and for the six-month period ended December 31, 2024, MOHELA has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, except for servicing criteria 1122(d)(1)(ii), 1122(d)(1)(iii), 1122(d)(2)(ii), 1122(d)(2)(iii), 1122(d)(2)(iv), 1122(d)(2)(v), 1122(d)(2)(vi),  1122(d)(2)(vii), 1122(d)(3)(i), 1122(d)(3)(ii),  1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(iii), 1122(d)(4)(v), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xv), which MOHELA has determined are not applicable to the activities MOHELA performs with respect to the Platform. MOHELA has determined that servicing criterion 1122(d)(1)(iv) is applicable to the activities MOHELA performs with respect to the Platform only as it relates to the fidelity bond requirement.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the six- month period ended December 31, 2024.

Higher Education Loan Authority of the State of Missouri

/s/ Frank Reyes
Frank Reyes, Chief Financial Officer
March 27, 2025

Appendix A

Trust Name:	Date of Issuance:
Goal Structured Solutions Trust 2016-B	December 23, 2016
Navient Student Loan Trust 2014-1	May 29, 2014
Navient Student Loan Trust 2014-2	August 14, 2014
Navient Student Loan Trust 2014-3	August 14, 2014
Navient Student Loan Trust 2014-4	August 14, 2014
Navient Student Loan Trust 2014-5	August 14, 2014
Navient Student Loan Trust 2014-6	August 14, 2014
Navient Student Loan Trust 2014-7	August 14, 2014
Navient Student Loan Trust 2014-8	November 25, 2014
Navient Student Loan Trust 2015-1	February 26, 2015
Navient Student Loan Trust 2015-2	April 23, 2015
Navient Student Loan Trust 2015-3	June 18, 2015
SMB Private Education Loan Trust 2014-A	August 7, 2014
SLC Student Loan Trust 2004-1	November 23, 2004
SLC Student Loan Trust 2005-1	June 15, 2005
SLC Student Loan Trust 2005-2	September 28, 2005
SLC Student Loan Trust 2005-3	December 15, 2005
SLC Student Loan Trust 2006-1	June 28, 2006
SLC Student Loan Trust 2006-2	September 19, 2006
SLC Student Loan Trust 2007-1	June 26, 2007
SLC Student Loan Trust 2007-2	November 27, 2007
SLC Student Loan Trust 2008-1	March 28, 2008
SLC Student Loan Trust 2008-2	June 26, 2008
SLC Student Loan Trust 2009-1	February 13, 2009
SLC Student Loan Trust 2009-2	July 23, 2009
SLC Student Loan Trust 2009-3	December 22, 2009
SLC Student Loan Trust 2010-1	July 6, 2010
SLM Private Credit Student Loan Trust 2006-A	April 6, 2006
SLM Private Credit Student Loan Trust 2006-B	June 8, 2006
SLM Private Credit Student Loan Trust 2006-C	September 28, 2006
SLM Private Credit Student Loan Trust 2007-A	March 29, 2007
SLM Student Loan Trust 2006-10	November 30, 2006
SLM Student Loan Trust 2006-2	February 23, 2006
SLM Student Loan Trust 2006-4	April 20, 2006
SLM Student Loan Trust 2006-5	June 21, 2006
SLM Student Loan Trust 2006-6	July 20, 2006
SLM Student Loan Trust 2006-7	August 10, 2006
SLM Student Loan Trust 2006-8	September 14, 2006
SLM Student Loan Trust 2006-9	October 12, 2006
SLM Student Loan Trust 2007-1	January 25, 2007
SLM Student Loan Trust 2007-4	April 5, 2007

SLM Student Loan Trust 2007-5	July 19, 2007
SLM Student Loan Trust 2007-6	October 23, 2007
SLM Student Loan Trust 2007-7	November 8, 2007
SLM Student Loan Trust 2007-8	December 6, 2007
SLM Student Loan Trust 2008-2	February 7, 2008
SLM Student Loan Trust 2008-3	February 28, 2008
SLM Student Loan Trust 2008-4	April 17, 2008
SLM Student Loan Trust 2008-5	April 30, 2008
SLM Student Loan Trust 2008-6	June 12, 2008
SLM Student Loan Trust 2008-7	July 2, 2008
SLM Student Loan Trust 2009-1	April 9, 2009
SLM Student Loan Trust 2009-2	April 21, 2009
SLM Student Loan Trust 2010-1	April 15, 2010
SLM Student Loan Trust 2010-2	August 26, 2010
SLM Student Loan Trust 2011-1	March 3, 2011
SLM Student Loan Trust 2011-2	May 26, 2011
SLM Student Loan Trust 2011-3	November 18, 2011
SLM Student Loan Trust 2012-1	January 19, 2012
SLM Student Loan Trust 2012-2	March 15, 2012
SLM Student Loan Trust 2012-3	May 3, 2012
SLM Student Loan Trust 2012-5	July 19, 2012
SLM Student Loan Trust 2012-6	September 20, 2012
SLM Student Loan Trust 2012-7	November 8, 2012
SLM Student Loan Trust 2013-1	February 14, 2013
SLM Student Loan Trust 2013-2	April 11, 2013
SLM Student Loan Trust 2013-3	June 20, 2013
SLM Student Loan Trust 2013-4	August 15, 2013
SLM Student Loan Trust 2013-5	September 19, 2013
SLM Student Loan Trust 2013-6	November 14, 2013
SLM Student Loan Trust 2014-1	January 28, 2014
SLM Student Loan Trust 2014-2	March 27, 2014